Exhibit 99.1    Presentation by L. Yves Fortier, Chairman of the Board of Alcan Inc.

Notes for remarks by

L. Yves Fortier

Chairman

 Alcan Inc.

To the 104th Annual General Meeting of Shareholders

Montreal, Canada

April 27, 2006

Good morning ladies and gentlemen.

I'd like to begin my remarks today by congratulating our former President and CEO Travis Engen for leading Alcan to another successful year in 2005.

I'm sure all of you know that Travis retired from the executive suite last month. However, like they say, Travis may be gone but he is certainly not forgotten. Mr. Engen has left an indelible mark on the Company. Among his many achievements, he led two particularly noteworthy and successful initiatives: the acquisition of Pechiney and the spin-off of Novelis. He also oversaw the implementation of AIMS, the Alcan Integrated Management System. And he has been a tireless champion of sustainability, both within and outside of Alcan.

This morning marked the Board's last meeting with Travis as a Director after 10 years. His presence at the Boardroom table and his friendship will be greatly missed. We honoured and toasted Travis at our off-site meeting earlier this year. Today, on behalf of the Board, I simply want to thank him for his outstanding contribution to Alcan.

Incidentally, unlike many retiring CEOs, I suspect this is not a case of Travis giving up "life in the fast lane". Rather quite the contrary. With the arrival of spring, I expect my friend is relishing the fact that he'll have more time to indulge his passion for racing vintage sports cars. (Pause) At any rate, I'm sure you all join me in wishing him good health - and good racing luck. Au revoir Travis.

I am also pleased this morning to formally welcome Travis's successor as President and Chief Executive Officer, Dick Evans.

Dick began his aluminum-industry career in his native United States. He joined Alcan in early 1997. At different times, he has overseen each of Alcan's four business groups. As Executive Vice President and a member of the Office of the President, he also participated in the overall strategic direction of the Company and in the integration of Pechiney and algroup. Immediately prior to assuming the CEO's role, Dick had taken on interim responsibilities as Chief Operating Officer to help ensure a smooth change of command.

Alcan is fortunate to have an individual of Dick's calibre at the helm, someone with proven business acumen, a deep knowledge of Alcan's businesses and strategy, and who embodies the Company's values. I should note as well that, from my perspective as Chairman, the seamless transition we have witnessed here over the past few months reflects Alcan's legacy of strong governance, particularly in the crucial area of succession planning.

I spoke a moment ago of how our new CEO embodies Alcan's values and approach to business: this is certainly evident with regard to AIMS and, in particular the EHS FIRST component, which introduced common standards, procedures and a commitment to excellence in the area of environment, health and safety. Dick was in fact a co-sponsor of EHS FIRST and, now, one of his first actions as CEO has been to update the EHS FIRST policy to put his own imprint on it.

One of the first statements set out in the policy is that Alcan "values human life above all else". That pretty much says it all.

Of course, there is more to the policy, which also spells out how the Company will support EHS FIRST throughout the organization. Alcan's unwavering vision, which I know is whole-heartedly embraced not only by the Board but also by Dick and the members of his management team, is - quote - "to be a recognized leader in EHS excellence in everything we do and everywhere we operate." In other words, EHS FIRST is for everyone in the Alcan family, whether they are in China or Australia or North America or Iceland. It transcends cultures. It impacts everyone, everywhere.

The path to EHS excellence is a journey of continuous improvement and I am pleased to note that, in 2005, the Company made further progress in almost all of its key EHS FIRST metrics. For instance, between 2001 and 2005, the rate of Recordable Injuries has been reduced from 5 in 100 employees to 1.5. Over that same time period, greenhouse-gas emissions have been reduced by 3.5 million tonnes.

So as we look back at our performance in 2005, we see conclusive evidence that the Company's investment in EHS FIRST is delivering impressive results and contributing in a major way to the creation of sustainable value for our stakeholders. Those results reflect tremendous commitment by members of the Alcan family around the globe, and I would like to formally congratulate them. I should caution, however, that the Board will expect to see further improvement in this crucial area over the next five years. This will require a sustained effort by every member of the Alcan family.

EHS is just one element of Alcan's commitment to sustainability - a commitment that earned the Company more kudos in 2005. Recent sustainability milestones include:

  Travis serving as Chairman of the World Business Council for Sustainable Development (WBCSD) and the Prince of Wales International Business Leaders Forum (IBLF), both of which promote responsible business practices on the international stage;

  Dan Gagnier serving as Chairman of the International Institute for Sustainable Development (IISD)

  Participation in the G8 Climate Change Roundtable;

  Selection as one of two Canadian companies on the Carbon Disclosure Project's 2005 Climate Leadership Index;

  Hosting the Executive Forum on Climate Change, convened to provide the government of Canada with private-sector input on climate-change issues;

  Joining the Business Environmental Leadership Council of the U.S.-based Pew Center on Global Climate Change;

  Capturing the 2005 Globe Award for Corporate Competitiveness, in recognition of our leading role in the implementation of a sustainable business model;

  Selection as one of the top companies for Corporate Social Responsibility in the annual Globe and Mail rankings - rated Number One in its sector and chosen as one of the "World Leaders" for continued international recognition in this field.

  And finally, selection as a member of the Dow Jones Sustainability World Index for the fifth time in six years - and named "super-sector" leader for basic materials companies, as well as the leading aluminum sector company on the index.

In February 2006, Alcan was named best in class in the metals and mining industry for the second year in a row on CERES' "2006 Global 100 Most Sustainable Corporations" list. And just last month, Alcan was selected as one of the top three companies overall - and the leading company in the metals and mining industry - in a Ceres investor coalition report that rates 100 global organizations on their governance practices for handling the risks and opportunities posed by global climate change. We should to be very proud of Alcan's leadership role in this area.

I would like to take this opportunity to formally congratulate the 2005 winner of the US-one-million-dollar Alcan Prize for Sustainability. This year's prize was awarded to the Aga Khan Planning and Building Services in Pakistan for its efforts to improve Pakistan's urban infrastructure, including water and sanitation facilities. The independent adjudication panel also awarded Alcan Grants worth $US15,000 each to five other finalists. I should note as well that, this past November, the first annual Alcan Prize for Sustainability Conference brought together representatives from 22 non-governmental organizations that had been short-listed over the past two years to exchange best practices on sustainability.

Whether the focus is on sustainability or profitability, there is no question that, from a governance perspective, the Alcan Integrated Management System has contributed in a very meaningful way to the progress we are witnessing throughout Alcan. Having played a leadership role in the algroup and Pechiney integrations - the period during which AIMS was developed - our new CEO has a first-hand appreciation of the discipline that AIMS brings to decision-making and value creation.

Acknowledgements

In conclusion, I would like to express my gratitude to fellow members of the Board of Directors for their wise counsel during the past year. Particular thanks are due Bill Loomis and Travis, who are leaving the Board. They will be missed. Bill was a most valuable Director who provided great experience and insight to the Board. He has decided not to stand for re-election because of his other commitments of a personal and business nature. I would also like to formally welcome Gwyn Morgan, who joined our Board effective January 18, 2006. Mr. Morgan, who was selected Canada's Outstanding CEO of the Year for 2005 and Canada's most respected CEO for 2005, is Executive Vice-Chairman of Encana Corporation, where he formerly served as President and CEO. Gwyn's proven business acumen and specialized knowledge will be very welcome at our boardroom table.

Finally, on behalf of the entire Board of Directors, I wish to thank all of the committed, hard-working Alcan employees across the world, without whose support and dedication, the Company would not succeed.

Thank you very much.

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